                                                                   EXHIBIT 99.4

                     HARBINGER CORPORATION AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION



         The following unaudited pro forma consolidated condensed financial information of Harbinger Corporation (the "Company") set forth below as of December 31, 1996 and for the year then ended give effect to (i) the Company's consolidation of the financial statements of Harbinger NET Services, LLC ("HNS"), (ii) the Company's purchase of the HNS subordinated convertible debenture (the "Debenture") as of December 31, 1996 with respect to the unaudited pro forma consolidated condensed balance sheet and as of January 1, 1996 with respect to the unaudited pro forma consolidated condensed income statement, and (iii) the Company's acquisition of all outstanding common stock and stock options of HNS held by minority shareholders as of December 31, 1996 with respect to the unaudited pro forma consolidated condensed balance sheet and as of January 1, 1996 with respect to the unaudited pro forma consolidated condensed income statement.

         The Company's purchase of the HNS Debenture has been accounted for as a loss on extinguishment of debt and the Company's purchase of the minority interest has been accounted for using the purchase method of accounting. For purposes of the unaudited pro forma consolidated condensed financial information, the allocations of the purchase price have been made based upon current available information. The unaudited pro forma consolidated condensed financial information should be read in conjunction with the historical financial statements and notes of the Company and HNS. The unaudited pro forma consolidated condensed financial information do not necessarily represent results which would have occurred if the transactions had taken place on the dates indicated nor are they necessarily indicative of the results of future operations.















                                      F-15

                     HARBINGER CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                             December 31, 1996
                                                     -------------------------------------------------------------------
                                                             Historical
                                                     ---------------------------      Pro Forma            Pro Forma
ASSETS                                                 Company          HNS          Adjustments          Consolidated
                                                     ------------    -----------    ---------------      ---------------
Current assets:
   Cash and cash equivalents................          $    8,395      $   3,322        (1,500)  (2)           $   8,660
                                                                                       (1,557)  (3)
   Accounts receivable, net.................               9,795          1,866                                  11,661
   Deferred income taxes....................               1,517         -                                        1,517
   Due from joint venture...................               1,760         -             (1,760)  (4)                -
   Other current assets.....................               1,049            277                                   1,326
                                                      ----------      ---------                               ---------
      Total current assets..................              22,516          5,465                                  23,164
                                                      ----------      ---------                               ---------

Property and equipment, net.................               6,845          1,039                                   7,884
Investments in joint ventures...............                 407         -                 24   (1)                -
                                                                                         (153)  (1)
                                                                                         (278)  (4)
Intangible assets, net......................              11,405         -                153   (1)              12,942
                                                                                        1,384   (3)
Deferred income taxes.......................               1,284         -                                        1,284
                                                      ----------      ---------                               ---------
                                                      $   42,457      $   6,504                               $  45,274
                                                      ==========      =========                               =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable.........................          $    1,570        $   207                               $   1,777
   Accrued expenses and due to
      affiliates, net.......................               5,843          2,823          (280)  (2)               6,976
                                                                                          350   (3)
                                                                                       (1,760)  (4)
   Deferred revenues........................               3,751            196                                   3,947
                                                      ----------      ---------                               ---------
      Total current liabilities.............              11,164          3,226                                  12,700
                                                      ----------      ---------                               ---------

Long-term debt..............................               -              3,000        (3,000)  (2)                -

Minority interest...........................               -               -               24   (1)                -
                                                                                          (24)  (3)

Redeemable preferred stock..................               -              -                                        -

Shareholders' equity:
   Preferred stock..........................               -                                                       -
   Common stock.............................                   2          -                                          2
   Additional paid in capital...............              45,259          8,870         4,200   (2)             51,675
                                                                                        2,216   (3)
                                                                                       (8,870)  (4)
   Accumulated deficit......................             (13,968)        (8,592)       (2,420)  (2)             (19,103)
                                                                                        8,592   (4)
                                                                                       (2,715)  (3)
                                                      ----------      ---------                               ---------
                                                          31,293            278                                  32,574
                                                      ----------      ---------                               ---------
                                                      $   42,457      $   6,504                               $  45,274
                                                      ==========      =========                               =========

                     HARBINGER CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                        Year Ended December 31, 1996
                                                     -------------------------------------------------------------------
                                                             Historical
                                                     ---------------------------      Pro Forma            Pro Forma
                                                       Company          HNS          Adjustments          Consolidated
                                                     ------------    -----------    ---------------      ---------------
Revenues:
   Services  ...............................          $   27,806     $      117                              $27,923

   Software  ...............................              13,919          2,036          (1,199)    (4)       14,756
                                                      ----------     ----------                              -------
      Total revenues........................              41,725          2,153                               42,679
                                                      ----------     ----------                              -------

Direct costs:
   Services  ...............................               8,619            644                                9,263
   Software  ...............................               2,165          1,617          (1,199)    (4)        2,583
                                                      ----------     ----------                              -------
      Total direct costs....................              10,784          2,261                               11,846
                                                      ----------     ----------                              -------

Gross margin ...............................              30,941           (108)                              30,833
                                                      ----------     ----------                              -------

Operating costs:
   Selling and marketing....................               7,929            926                                8,855
   General and administrative...............               7,799          1,614                                9,413
   Depreciation and amortization............               1,992            621             172     (5)        2,785
   Product development......................               5,632          4,303                                9,935
   Charge for purchased in-process product
      development and acquisition-related
      charges...............................               8,775          -                                    8,775
                                                      ----------     ----------                              -------
         Total operating costs..............              32,127          7,464                               39,763
                                                      ----------     ----------                              -------

         Operating loss.....................              (1,186)        (7,572)                              (8,930)
Interest expense (income), net..............                (156)          (130)           (186)    (2)         (227)
                                                                                            245     (6)
Equity in losses of joint ventures..........               7,073           -             (7,004)    (4)           69
                                                      ----------     ----------                              -------
Loss before income tax expense..............              (8,103)        (7,442)                              (8,772)
Income tax expense..........................                 146           -                                     146
                                                      ----------     ----------                              -------
Net loss....................................              (8,249)        (7,442)                              (8,918)
Preferred stock dividends...................                 (28)          -                                     (28)
                                                      ==========     ==========                              =======
Net loss applicable to common
   shareholders.............................          $   (8,277)    $   (7,442)                             $(8,946)
                                                      ==========     ==========                              =======

Net loss per share of common stock..........          $    (0.52)                                            $ (0.55)
                                                      ==========                                             =======
Weighted average common and common
   equivalent shares outstanding............              16,065                                              16,307
                                                      ==========                                             =======







                                      F-17

                     HARBINGER CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL INFORMATION


         On January 1, 1997, because of the expiration of restrictions on the Company's ability to appoint a majority of the HNS Board of Managers, the Company exercised its rights as majority shareholder of HNS by appointing a majority of the members of the HNS Board of Managers. As a result, effective January 1, 1997, the Company will account for its investment in HNS by consolidating the statements of financial position and results of operations of HNS with those of the Company.

         Also on January 1, 1997, the Company entered into a debenture purchase agreement with the holder of the Debenture whereby the Company acquired the Debenture in exchange for $1.5 million in cash and 242,288 shares of the Company's common stock valued at $4.2 million. The Company expects to record an extraordinary loss on debt extinguishment of $2.4 million in the first quarter of 1997 related to this transaction which represents the amount paid in excess of the face amount of the Debenture of $3.0 million plus accrued interest of $280,000.

         Immediately after this transaction, the Company acquired the minority interest in HNS, consisting of 585,335 shares of HNS common stock and stock options to acquire 564,727 shares of HNS common stock at exercise prices ranging from $0.70 per share to $1.65 per share, by exchanging cash of $1.6 million and stock options to acquire 355,317 shares of the Company's common stock at exercise prices ranging from $15.22 per share to $16.53 per share which were valued by the Company at $2.2 million. Including transaction and other costs of $350,000, the Company paid $4.1 million for the acquisition of the HNS minority interest which will be accounted for using the purchase method of accounting with $2.7 million of the purchase price allocated to in-process product development and charged to the consolidated statement of operations on January 1, 1997, and $1.4 million allocated to goodwill and purchased technology.

         The Company expects to record a net deferred income tax asset of approximately $840,000 as a result of these transactions and intends to provide a valuation allowance against such net deferred income tax asset to reduce it to zero.

         The accompanying unaudited pro forma consolidated condensed financial information illustrates the estimated effects of the transactions described above as if they had occurred as of December 31, 1996 with respect to the unaudited pro forma consolidated condensed balance sheet and as of January 1, 1996 with respect to the unaudited pro forma consolidated condensed statement of operations.

         The historical financial statements are derived from the audited financial statements of the Company and HNS as of and for the year ended December 31, 1996.

         The unaudited pro forma consolidated condensed financial information does not purport to represent what the results of operations or financial position of the Company would actually have been if the transactions had occurred on such dates or to project the results of operations or financial position of the Company for any future date or period. The unaudited pro forma consolidated condensed financial information should be read together with the historical financial statements and notes of the Company and HNS. The unaudited pro forma consolidated condensed financial information reflects the following adjustments:

1) Reflects the recognition of the minority interest related to the Company's change from the equity method to the consolidated method of accounting for HNS and the reclassification of an insignificant intangible asset from investment in HNS to intangible assets.




                                      F-18

                     HARBINGER CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL INFORMATION



2) Reflects adjustments to record the Company's purchase of the Debenture for $1.5 million in cash and the issuance of Harbinger common stock valued at $4.2 million to the holder of the Debenture. The adjustment also reflects a $2.42 million increase in the Company's accumulated deficit resulting from the loss on debt extinguishment relating to the Company's purchase of the Debenture and the elimination of the interest expense recorded with respect to the Debenture.

3) Reflects adjustments to record the acquisition of the shares held by the minority shareholders for $4.1 million including $1.6 million in cash and the issuance of options to acquire the Company's stock valued at $2.2 million. The purchase price allocation reflects: (i) a $1.4 million increase in goodwill and purchased technology; (ii) a $2.7 million increase in the Company's accumulated deficit resulting from the valuation of in-process product development which will be charged to the consolidated statement of operations on January 1, 1997; and (iii) a provision of $350,000 for transaction related costs.

4)   Additionally, the Company has made the following consolidating adjustments:
     (i) the elimination of the Company's investment in HNS and the historical equity accounts of HNS; and (ii) the elimination of intercompany revenues and expenses and their corresponding balance sheet accounts along with the elimination of the Company's equity in losses of HNS.

5) Reflects an increase in amortization expense as a result of the acquisition of HNS. Amortization of goodwill arising from the acquisition is provided using the straight-line method over ten years. Purchased technology is amortized using the straight-line method over the remaining estimated economic life of the product or enhancement, which was determined to be five years.

6) Reflects interest expense on the cash payment of $3,057,000 to fund the transactions on January 1, 1996 at the prime rate (8%) for the year.

         The Company anticipates that it will incur integration costs related to these transactions of $1.5 million to $2.5 million during the first quarter of 1997. These acquisition integration costs have not been reflected in the accompanying unaudited pro forma consolidated condensed financial information. The unaudited pro forma consolidated condensed statement of operations does not reflect the $2.4 million loss on extinguishment of the Debenture or the $2.7 million charge for in-process produce development related to the acquisition of the minority interest of HNS. These charges will be recorded in the first quarter of 1997.

         All share, per share and shareholders' equity amounts for the Company have been adjusted to reflect a three-for-two stock split effected in the form of a 150% stock dividend paid on January 31, 1997.















                                      F-19

                                       24